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                                                                   EXHIBIT 10.27

                       PETsMART.com JOINT MARKETING PLAN
                                YEAR 2000 PLANS

1. Scope. In accordance with the Marketing Agreement between PETsMART, Inc. (PETsMART) and PETsMART.com, Inc. (PETsMART.com), this plan outlines the specific plans to promote PETsMART.com in PETsMART's advertising, promotional materials and its stores.

2.  Co-Branding of Marketing Collateral.  For the fees set forth below in
Section 5 ("Payment"), PETsMART will co-brand all advertising or marketing collateral (exclusive of PETsMART's catalogs), dedicating significant time or space (as applicable) to promote PETsMART.com's name, products, and services as follows:

    2.1 PETsMART will use reasonable efforts to ensure that the PETsMART.com URL is prominently mentioned in:

    .  in each print advertisement placed by or on behalf of PETsMART;

    .  in each pay or free television spot advertisement of [*] or more;

    .  all in-store and/or catalog cash register receipts for [*] per year;

    .  in-store collateral and signage for [*] per year.

    2.2 PETsMART will use it's reasonable efforts to ensure that PETsMART.com is allowed:

    . to place a marketing message on the PETsMART store shopping bags for [*] per year. During such time PETsMART.com will be the exclusive advertiser on the bags;

    . to use [*] page of advertising copy (including graphics) for PETsMART.com messages in freestanding newspaper advertising inserts for [*] printings (at PETsMART.com's choice). Such freestanding advertising inserts must be at least [*] page in size for this provision to apply.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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3.   Cross-Promotion.  For the fees set forth below in Section 5 ("Payment"), and more specifically, in Section 5.2 ("Payment For Cross-Promotion"), PETsMART and PETsMART.com will engage in the following cross-promotional activities:

     3.1 PETsMART will provide PETsMART.com with access and ability, as necessary, to run in-store promotions in the PETsMART retail stores for the PETsMART.com Website (e.g., to distribute collateral, host contents, etc.), in all current and future PETsMART retail store locations (not including any retail stores operated by PETsMART under a different brand (e.g., "Sporting Dog")).

     3.2 PETsMART will provide in-store assistance in execution, set-up and distribution of the PETsMART.com marketing material.

4. Affinity Programs. For the fees set forth below in Section 5 ("Payment"), PETsMART and PETsMART.com will develop shared customer benefits and customer loyalty programs, which shall include the ability by customers to redeem benefits in both retail and online channels. Allocation of costs for administering the programs (as opposed to development of the programs) will be determined by the Relationship Managers, with the intention of allocating costs in proportion to the value received by each party.

5.   Payment.

     5.1 In consideration of the above services, PETsMART.com will pay PETsMART [*] payable in accordance with Section 9 of the marketing agreement.

     5.2 Payment for Cross-Promotion. PETsMART.com shall bear the cost of [*] related to in-store cross-promotions. In the event that PETsMART pays expenses on behalf of PETsMART.com in connection with such cross-promotion activity, PETsMART.com shall reimburse PETsMART [*] which PETsMART.com shall pay in accordance with Section 9 of the Marketing Agreement.

6. Annual Renewal. The terms of this annual plan remain in effect in subsequent years until the Relationship Managers agree the successive plan to in writing.

AGREED AND ACCEPTED


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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PETsMART.com                                PETsMART
Relationship Manager:                       Relationship Manager:


  /s/  Michael Houlahan                       /s/  Ken Banks
---------------------------                 ------------------------------
By:    Michael Houlahan                     By:    Ken Banks
Title:                                      Title:
Add:   35 Hugus Alley, Suite 210            Add:   19601 North 27th Avenue
       Pasadena, CA  91103                         Phoenix, AZ  85207
Fax:   (626) 817-7101                       Fax:   (623) 580-6513